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                 STEIN ROE ADVISOR TRUST

         Plan pursuant to Rule 18f-3(d) under the Investment Company Act of 1940

              Effective September 18, 1997
     As amended and restated effective February 4, 1998

Each series (each an "Advisor Fund") of Stein Roe Advisor Trust (the "Trust") identified in the attached Schedule I may from time to time issue one or more of the following classes of shares as authorized by the Board of Trustees and as provided for herein: Class A shares, Class B shares, Class C shares and Class K shares. Each class is subject to such investment minimums and other conditions of eligibility as set forth in the Advisor Funds' prospectuses and statements of additional information as from time to time in effect. The differences in expenses among these classes of shares, and the conversion and exchange features of each class of shares, are set forth below. These differences are subject to change, to the extent permitted by law and by the Declaration of Trust and By-laws of the Trust, by action of the Board of Trustees.

Class A shares

Class A shares of Advisor Trust Funds, other than those Funds listed on Schedule II hereto, are offered at net asset value ("NAV") plus the initial sales charges described in the Advisor Funds' prospectuses and statements of additional information as from time to time in effect. Initial sales charges may not exceed 6.50%, and may be reduced or waived as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the
"1940 Act") and as described in the Advisor Funds' prospectuses and statements of additional information from time to time in effect.

Purchases of Class A shares of Advisor Trust Funds listed on
Schedule II hereto, are offered at NAV without an initial sales charge.

Purchases of $1 million to $5 million of Class A shares that are redeemed within 18 months from purchase are subject to a contingent deferred sales charge ("CDSC") of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class A shares of Advisor Trust Funds, other than those Funds listed on Schedule II hereto, are not otherwise subject to a CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Advisor Funds' prospectuses and statements of additional information as from time to time in effect.

Purchases of Class A shares of each Advisor Fund listed on
Schedule II that are redeemed within three years from purchase are subject to a CDSC of up to 2% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class A shares purchased with reinvested distributions are not subject to the CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Advisor Funds' prospectuses and statements of additional information as from time to time in effect.

Class A shares pay distribution and service fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act ("12b-1 Plan") as described in the Funds' prospectuses and statements of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.10% and 0.25% per annum of the average daily net assets attributable to such class.

Class A shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Advisor Funds' prospectuses and statements of additional information in effect from time to time. Total transfer agency fees, including such service component, may not exceed 0.236% of average annual net assets attributable to the class.

Class A shares of any Advisor Fund may be exchanged, at the holder's option, for Class A shares of another Advisor Fund or Class A shares of most funds advised by Colonial Management Associates, Inc. or distributed by Colonial Investment Services, Inc. ("Colonial Funds") or its successor without the payment of a sales charge, except that if shares of any other Advisor Fund or non-money market Colonial Fund are exchanged within five months after purchase for shares of another Advisor Fund or Colonial Fund with a higher sales charge, then the difference in sales charges must be paid on the exchange.

In addition, Class A shares of any Advisor Fund may be exchanged, at the holder's option, for Class A shares of another Advisor Fund or a Colonial Fund offering Class A shares, without the payment of a CDSC. The holding period for determining the CDSC will include the holding period of the shares exchanged. If the Class A shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Advisor Fund or Colonial Fund in which the original investment was made.

Class B shares

Class B shares are offered at NAV, without an initial sales charge. Class B shares that are redeemed within the period of time after purchase (not more than 6 years) specified in each Advisor Fund's prospectus and statement of additional information as from time to time in effect are subject to a CDSC of up to 5% of either the purchase price or the NAV of the shares redeemed, whichever is less; such percentage may be lower for certain Funds and declines the longer the shares are held, all as described in the Advisor Funds' prospectuses and statements of additional information as from time to time in effect. Class B shares purchased with reinvested distributions are not subject to a CDSC. The CDSC is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Advisor Funds' prospectuses and statements of additional information as from time to time in effect.

Class B shares pay distribution and service fees pursuant to a 12b-1 Plan as described in the Advisor Funds' prospectuses and statements of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class B shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Advisor Funds' prospectuses and statements of additional information in effect from time to time. Total transfer agency fees, including such service component, may not exceed 0.236% of average annual net assets attributable to the class.

Class B shares automatically convert to Class A shares of the same Advisor Fund eight years after purchase, except that Class B shares purchased through the reinvestment of dividends and other distributions on Class B shares convert to Class A shares proportionally to the amount of Class B shares otherwise being converted.

Class B shares of any Advisor Fund may be exchanged, at the holder's option, for Class B shares of another Advisor Fund or a Colonial Fund offering Class B shares, without the payment of a CDSC. The holding period for determining the CDSC and the conversion to Class A shares will include the holding period of the shares exchanged. If the Class B shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Advisor Fund or Colonial Fund in which the original investment was made.

Class C shares

Class C shares are offered at NAV without an initial sales charge. Class C shares that are redeemed within one year from purchase may be subject to a CDSC of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class C shares purchased with reinvested dividends or capital gain distributions are not subject to a CDSC.
The CDSC may be reduced or waived in certain circumstances as permitted by Rule 6c-10 under the 1940 Act and as described in the Advisor Funds' prospectuses and statements of additional information as from time to time in effect.

Class C shares pay distribution and service fees pursuant to a 12b-1 Plan as described in the Advisor Funds' prospectuses and statements of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class C shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Advisor Funds' prospectuses and statements of additional information in effect from time to time. Total transfer agency fees, including such service component, may not exceed 0.236% of average annual net assets attributable to the class.

Class C shares of any Advisor Fund may be exchanged, at the holder's option, for Class C shares of another Advisor Fund or a Colonial Fund offering Class C shares, without the payment of a CDSC. The holding period for determining the CDSC will include the holding period of the shares exchanged. If the Class C shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Advisor Fund or Colonial Fund in which the original investment was made.
Only one exchange of any Advisor Fund or Colonial Fund's
Class C shares may be made in any three month period. For this purpose, an exchange into an Advisor Fund or Colonial
Fund and a prior or subsequent exchange out of an Advisor
Fund or Colonial Fund constitutes an "exchange."

Class K shares

Class K shares are offered at NAV, without an initial sales charge or CDSC.

Class K shares pay distribution and service fees pursuant to a 12b-1 Plan as described in the Advisor Funds' prospectuses and statements of additional information in effect from time to time. Such fees, including such service component, may not exceed an aggregate amount of 0.25% per annum of the average daily net assets attributable to such class.

Class K shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Advisor Funds' prospectuses and statements of additional information in effect from time to time. Total transfer agency fees may not exceed 0.30% of average annual net assets attributable to the class.

Class K shares of any Advisor Fund may be exchanged, at the holder's option, for Class K shares of any Advisor Fund or Colonial Fund.

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                      SCHEDULE I

Advisor Growth Stock Fund
Advisor Young Investor Fund (see Schedule II)
Advisor Special Fund
Advisor Special Venture Fund
Advisor Special Venture Fund
Advisor Balanced Fund
Advisor International Fund
Advisor Growth & Income Fund
Advisor Intermediate Bond Fund
Advisor Income Fund
Advisor High-Yield Municipals Fund

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                      SCHEDULE II

              Advisor Young Investor Fund